Exhibit 99.1

October 5, 2021

SOUTHWEST GAS HOLDINGS TO ACQUIRE QUESTAR PIPELINE FROM DOMINION ENERGY

Acquisition Diversifies Earnings Mix and Strengthens Company Financial Profile

Expands Southwest Gas Holdings’ Regulated Business with Strong Cash Flow-Generating Assets

Transaction Expected to be Accretive to Earnings per Share in 2022

LAS VEGAS, Nevada, October 5, 2021 – Southwest Gas Holdings, Inc. (NYSE: SWX) announced today that it has entered into a definitive agreement to acquire Dominion Energy Questar Pipeline, LLC, its subsidiaries and certain associated affiliates, including Overthrust Pipeline, White River Hub and Questar Field Services (“Questar Pipelines”) from Dominion Energy, Inc. (NYSE: D). Questar Pipelines is an essential Rocky Mountain energy hub with 2,160-miles of highly contracted, FERC-regulated interstate natural gas pipelines providing transportation and underground storage services in Utah, Wyoming and Colorado.

Under the terms of the transaction, Southwest Gas Holdings will acquire 100% of Questar Pipelines for $1.545 billion in cash. Southwest Gas Holdings will also assume $430 million of Questar Pipelines’ debt. The transaction is expected to be accretive to earnings per share in 2022 (first full year after close).

John P. Hester, Southwest Gas Holdings’ President and CEO, said, “The acquisition of Questar Pipelines is a milestone moment for the Company that we believe will provide significant financial and strategic benefits to our company, shareholders, employees and partners, as we continue to significantly increase our role in the transitioning energy landscape. In particular, this transaction further enhances our earnings metrics, further diversifies our business with FERC-regulated infrastructure, secures consistent rate-regulated cash flow, supports dividend growth, and increases our business flexibility for funding our capital needs, thereby creating significant near- and long-term value for shareholders. Further, Questar Pipelines’ exceptional re-contracting record, its high-quality, long-standing customer base and our shared culture of safety, makes it an attractive addition to our regulated business platform. This acquisition accelerates our energy transition strategy by strengthening our ability to provide affordable, low carbon energy to customers while positioning us to transport renewable natural gas, responsibly sourced gas, and eventually, hydrogen and CO2.”

Donald R. Raikes, President of Gas Distribution for Dominion Energy, said, “We are pleased to see this valuable business join forces with Southwest Gas Holdings, a company that shares our culture of safety, reliability and operational excellence and commitment to delivering essential services to customers. Together, these companies will continue to build upon an impressive legacy of delivering quality, essential service to customers in the Rocky Mountain Region, to the benefit of all stakeholders.”

The transaction is expected to close on or about December 31, 2021, subject to Hart-Scott-Rodino approval and other customary closing conditions. Following the close of the transaction, Questar Pipelines will operate as a standalone subsidiary of Southwest Gas Holdings.

Southwest Gas Holdings will host a conference call with analysts today at 6:00 p.m. EDT / 3:00 p.m. PDT. To listen to the conference call via the Internet, please visit the investor relations section of Southwest Gas Holdings’ website. To listen to the conference call via telephone, please call (877) 419-3678 (domestic) or (614) 610-1910 (international), Conference ID: 7376221. A replay of the call will be available from 9:30 p.m. EDT on October 5, 2021 through 9:30 p.m. on October 12, 2021. To listen to the replay of the conference call via telephone, please call (855) 859-2056 (domestic) or (404) 537-3406 (international), Conference ID: 7376221.

Lazard Frères & Co. LLC served as the exclusive financial advisor to Southwest Gas Holdings, while Morrison & Foerster LLP served as legal advisor to the Company. Barclays Capital Inc. served as financial advisor to Dominion Energy and McGuireWoods LLP as legal counsel.

About Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., through its subsidiaries, engages in the business of purchasing, distributing and transporting natural gas, and providing comprehensive utility infrastructure services across North America. Southwest Gas Corporation, a wholly owned subsidiary, safely and reliably delivers natural gas to over two million customers in Arizona, California and Nevada. Centuri Group, Inc., a wholly owned subsidiary, is a comprehensive utility infrastructure services enterprise dedicated to delivering a diverse array of solutions to North America’s gas and electric providers.

About Dominion Energy Questar Pipeline, LLC

Dominion Energy Questar Pipeline, LLC is an interstate natural gas pipeline company that provides transportation and underground storage services in Utah, Wyoming and Colorado. Dominion Energy Questar Pipeline, LLC owns and operates the Clay Basin storage facility located on the Wyoming-Utah border. Clay Basin is the largest underground storage reservoir in the Rocky Mountain Region. Through wholly-owned subsidiaries, Dominion Energy Questar Pipeline, LLC owns and operates the Dominion Energy Overthrust Pipeline, LLC in southwestern Wyoming. Dominion Energy Questar Pipeline also operates and owns 50% of the White River Hub providing transportation and hub services through interconnections with six interstate pipeline systems and a major processing plant near Meeker, Colorado.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which Southwest Gas Holdings, Inc. (the “Company,” “Southwest Gas Holdings,” “SWX,” or “we”) operates, and the transaction described in this press release. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Sale and Purchase Agreement by and between Dominion Energy Questar Corporation and the Company (the “Purchase Agreement”); (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Purchase Agreement; (3) risks that the proposed transaction disrupts current plans and operations; (4) the risks related to the ability of the Company to integrate Questar Pipelines; (5) the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of certain financings that will be obtained for the transaction; (6) potential negative impacts to the

Company’s credit ratings as a result of the transaction; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2021 and in future filings with the SEC. All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Contacts

For Shareholders information, contact: Ken Kenny (702) 876-7237 ken.kenny@swgas.com

For media information, contact: Sean Corbett (702) 876-7219 sean.corbett@swgas.com